Exhibit 10(iii)

THE HARTFORD STEAM BOILER INSPECTION
       AND INSURANCE COMPANY
      1995 STOCK OPTION PLAN


ARTICLE I - PLAN ADMINISTRATION AND ELIGIBILITY

1.1    Purpose of Plan

       The purpose of the 1995 Stock Option Plan is to attract and retain persons of ability as employees of the Company and its Subsidiaries and to motivate such employees to exert their best efforts to contribute to the long-term growth of the Company by encouraging ownership in the Company. The Plan is further designed to promote a closer identity of interest between key employees and the Company's shareholders.

1.2    Definitions

       a. "Appreciation" shall mean the excess of the Fair Market Value of a share over the specified option price per share multiplied by the number of shares subject to the option or portion thereof which is surrendered.

       b. "Beneficiary" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Optionee. In the case where a Participant's right to shares of Restricted Stock vest as provided in
              Section 2.5(d) on or prior to the Participant's date of death, the term "Beneficiary" shall also mean the legal representative of the estate of the Participant or the person or persons who shall acquire the right to such vested shares of Stock by bequest or inheritance or by reason of the death of such Participant.

       c. "Board" shall mean the Board of Directors of the Company.

       d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

       e.     "Committee" shall mean the Human Resources
              Committee of the Board or any future committee of the Board performing similar functions.

       f.     "Company" shall mean The Hartford Steam Boiler
              Inspection and Insurance Company.

       g. "Disability" shall mean any condition which would entitle an employee of the Company or a Subsidiary to receive benefits under the Company's Long-Term Disability Plan or any long-term disability plan maintained by the Subsidiary.

       h.     "Exchange Act" shall mean the Securities Exchange
              Act of 1934, as amended.

       i. "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee, in its sole discretion.

       j. "Incentive Stock Option" shall mean an option described in Section 422 of the Code.

       k. "Nonstatutory Stock Option" shall mean an option which does not qualify as an Incentive Stock Option under Section 422 of the Code.

       l. "Optionee" shall mean an employee of the Company or a Subsidiary to whom an option is granted.

       m. "Participant" shall mean an employee of the Company or a Subsidiary to whom an option is granted or to whom Restricted Stock is awarded.

       n.     "Plan" shall mean The Hartford Steam Boiler
              Inspection and Insurance Company 1995 Stock Option
              Plan, as amended.

       o. "Restricted Stock" shall mean one or more shares of Stock awarded to an eligible employee under Section
              2.5 of the Plan and subject to the terms and conditions set forth in Section 2.5.

       p. "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan or any
              Subsidiary's retirement plan.

       q.     "Stock" shall mean the Common Stock of the Company.

       r. "Stock Appreciation Right" shall mean a right to surrender to the Company all or any portion of an option and, as determined by the Committee, to receive in exchange therefor cash or whole shares of Stock (valued at current Fair Market Value) or a combination thereof having an aggregate value equal to the excess of the current Fair Market Value of one (1) share over the option price of one (1) share specified in such option grant multiplied by the number of shares subject to such option or the portion thereof which is surrendered.

       s. "Subsidiary" shall mean any corporation of which at least 50% of the voting stock is owned by the Company and/or one or more of the Company's other
              Subsidiaries.

1.3    Administration

       The Plan shall be administered by the Committee as defined herein. No member of the Committee shall be eligible to be granted an option under the Plan. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any Incentive Stock Options granted hereunder. In addition, the Committee shall have the authority to designate the employees who shall be granted options and awarded Restricted Stock under the Plan and the amount and nature of the options, related rights and awards to be granted to each such employee. All interpretations of the Plan or of any options, related rights or awards issued under it made by the Committee shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

1.4    Eligibility

       Executive and middle management employees of the Company or its Subsidiaries shall be eligible to receive grants of stock options and awards of Restricted Stock under the Plan.

1.5    Stock Subject to the Plan

       a. The maximum number of shares which may be optioned or awarded under the Plan shall be 850,000 shares of Stock. Preferred Stock may be used in lieu of grants of Stock under the Plan subject to further authorization of the Board of the Company. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Restricted Stock in any single calendar year for more than 100,000 shares of Stock. The limitation on the number of shares which may be optioned or awarded under the Plan or to an individual Participant shall be subject to adjustment under Section 3.2 of this Plan.

       b. If any outstanding option under the Plan for any reason expires, lapses or is terminated, the shares of the Stock which were subject to such option shall be restored to the total number of shares available for grant pursuant to the Plan. Shares as to which there is a surrender in whole or in part of an option upon the exercise of a Stock Appreciation Right shall not again be available for grant pursuant to the Plan. Stock delivered upon the exercise of a Stock Appreciation Right shall not be charged against the number of shares of Stock available for the grant of options.

       c. Upon the exercise of an option or a Stock Appreciation Right, or payment of a Restricted Stock award, the Company may distribute authorized but unissued shares, treasury shares or shares previously repurchased on behalf of the Company through a broker or other independent agent designated by the Committee. Such repurchases shall be subject to such rules and procedures as the Committee may establish hereunder and shall be consistent with such conditions as may be prescribed from time to time by law or by the Securities and Exchange Commission ("SEC") in any rule or regulation or in any exemptive order or no-action letter issued by the SEC to the Company or the broker with respect to the making of such purchase or otherwise.

ARTICLE II - OPTIONS, STOCK APPRECIATION RIGHTS AND
RESTRICTED STOCK

2.1    Granting of Options

       The Committee may grant Incentive Stock Options (ISOs), Nonstatutory Stock Options or any combination thereof, provided that the aggregate Fair Market Value (determined at the time the option is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under this Plan and any other option plan of the Company or its Subsidiaries) shall not exceed $100,000. No such maximum limitation shall apply to Nonstatutory Stock Options.

2.2    Terms and Conditions of Options

       Each option granted under the Plan shall be authorized by the Committee and shall be evidenced by an instrument delivered to the participant, in a form approved by the Committee, containing the following terms and conditions and such other terms and conditions as the Committee may deem appropriate.

       a. Option Term - Each option shall specify the term for which the option thereunder is granted and shall provide that the option shall expire at the end of such term. In no event shall any option be exercisable any earlier than one year after the date of such grant. The Committee shall have authority to grant options exercisable in cumulative or non-cumulative installments. No option shall be exercisable after the expiration of ten years from the date upon which such option is granted.

       b. Option Price - The option price per share shall be determined by the Committee at the time an option is granted, and shall not be less than the Fair Market Value of one share of Stock on the date the option is granted.

       c.     Exercise of Option -

              1) Options may be exercised only by written notice to the Company accompanied by the proper amount of payment for the shares.

              2) The Committee may postpone any exercise of an option or a Stock Appreciation Right or the delivery of Stock following the lapse of certain restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence
                     (i) to effect or maintain registration of the Plan or the shares issuable upon the exercise of the option or the Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any option or any provision of the Plan to recognize the exercise of an option or the exercise of a Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock to sell or issue shares in violation of said Act or of the law of the government having jurisdiction thereof. Any such postponement shall not extend the term of an option; neither the Company nor its directors or officers shall have any obligation or liability to the Optionee of an option or Stock Appreciation Right, or to the Optionee's Beneficiary with respect to any shares as to which the option or Stock Appreciation Right shall lapse because of such postponement.

              3) To the extent an option is not exercised for the total number of shares with respect to which such options become exercisable, the number of unexercised shares shall accumulate and the option shall be exercisable, to such extent, at any time thereafter, but in no event later than ten years from the date the option was granted or after the expiration of such shorter period (if any) which the Committee may have established with respect to such option pursuant to Subsection (a) of this Section 2.2.

       d. Payment of Purchase Upon Exercise - Payment for the shares as to which an option is exercised shall be made in one of the following ways:

              1) payment in cash of the full option price of the shares purchased;

              2) if permitted by the Committee, the delivery of Stock of the Company held by the purchaser for at least six months accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value (as of the date of exercise) equal to the full option price; or

              3) if permitted by the Committee, a combination of cash and Stock (as described in (2) above) such that the sum of the amount of cash and the Fair Market Value of the Stock (as of the date of exercise) is equal to the full option price.

       e. Nontransferability - No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution subject to
              Section 2.4 hereunder, unless the Committee shall permit (on such terms and conditions as it shall establish) such option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, or to an "alternate participant" pursuant to a Qualified Domestic Relations Order as defined in the Code. During the lifetime of an Optionee, an option shall be exercisable only by such Optionee, or if applicable, a transferee. For purposes of Section
              2.4 hereunder, a transferred option may be exercised by the transferee to the extent that the Participant would have been entitled had the option not been transferred.

       f. Laws and Regulations - The Committee shall have the right to condition any issuance of shares to any Optionee or Participant hereunder upon such Optionee's or Participant's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. In the case of Stock issued or cash paid upon exercise of options or associated Stock Appreciation Rights, or the lapse of restrictions with respect to Restricted Stock awarded to a Participant under the Plan, the Optionee, Participant or other person receiving such Stock or cash shall be required to pay to the Company or a Subsidiary the amount of any taxes which the Company or Subsidiary is required to withhold with respect to such Stock or cash. The Company or a Subsidiary may, in its sole discretion, permit an Optionee or Participant or other person receiving such Stock or cash to satisfy any Federal, state or local (if any) tax withholding requirements, in whole or in part by
              (i) delivering to the Company or subsidiary shares of Stock held by such Optionee, Participant or other person having a Fair Market Value equal to the amount of the tax or (ii) directing the Company or Subsidiary to retain Stock otherwise issuable to the Optionee, Participant or other person under the Plan having a Fair Market Value equal to the amount of the tax. If Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

       g. Modification - The Committee shall have authority to modify an option without the consent of the Optionee, provided that such modification does not affect the exercise price or otherwise materially diminish the value of such option to the Optionee, and provided further, that except in connection with an amendment to the Plan, the Committee shall not have authority to make any modification to any particular option that materially increases the value of the option to the Optionee.

2.3    Stock Appreciation Rights

       a. The Committee may, but shall not be required to, grant a Stock Appreciation Right to the Optionee either at the time an option is granted or by amending the option at any time during the term of such option. A Stock Appreciation Right shall be exercisable only during the term of the option with which it is associated. The Stock Appreciation Right shall be an integral part of the option with which it is associated and shall have no existence apart therefrom. The conditions and limitations of the Stock Appreciation Right shall be determined by the Committee and shall be set forth in the option or amendment thereto. An amendment granting a Stock Appreciation Right shall not be deemed to be a grant of a new option for purposes of the Plan.

       b.     A Stock Appreciation Right may be exercised by:

              1) filing with the Secretary of the Company a written election, which election shall be delivered by the Secretary to the Committee specifying:

                             i)     the option or portion thereof to be
                                    surrendered; and
                             ii)    the percentage of the Appreciation
                                    which the Optionee desires to receive
                                    in cash, if any; and

              2)    surrendering such option for cancellation or
                     partial cancellation, as the case may be, provided, however, that any election to receive any portion of the Appreciation in cash shall be of no force or effect unless and until the Committee shall have consented to such election.

       c. No election to receive any portion of the Appreciation in cash shall be filed with the Secretary and no Stock Appreciation Right shall be exercised to receive any cash unless such election and exercise shall occur during the period (hereinafter referred to as the "Cash Window Period") beginning on the third business day following the date of release for publication by the Company of a regular quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date. The Committee may consent to the election of a holder to receive any portion of the Appreciation in cash at any time after such election has been made. If such election is consented to, the Stock Appreciation Right shall be deemed to have been exercised during the Cash Window Period in which, or next occurring after which, the Optionee completed all acts required of such Optionee under the preceding paragraphs to exercise the Stock Appreciation Right. Any Stock Appreciation Right exercised during said Cash Window Period shall be valued and deemed exercised as of the date during such Cash Window Period when the average of the high and low prices for the shares of Stock as reported by the NYSE is the highest.

2.4 Exercise of Option or Stock Appreciation Right in the Event of Termination of Employment or Death

       a. Options and associated Stock Appreciation Rights shall terminate immediately upon the termination of the Optionee's employment with the Company or a Subsidiary unless the written option instrument of such Optionee provides otherwise. The conditions established by the Committee in the instrument for exercising options and Stock Appreciation Rights following termination of employment are limited by the following restrictions.

              1) If termination of employment is by reason of the death of the Optionee, no exercise by the Optionee's Beneficiary may occur more than two years after the Optionee's death.

              2) If termination of employment is the result of Disability or Retirement, no exercise by the Optionee or his Beneficiary may occur more than two years following such termination of employment.

              3) If termination of employment is for a reason other than death, Disability, Retirement or "involuntary termination for cause", no exercise by the Optionee may occur more than three months following such termination of employment. As used herein "involuntary termination for cause" shall mean termination of employment by reason of the Optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or its Subsidiaries. Whether an involuntary termination is for "cause" will be determined in the sole discretion of the Committee.

       b. If the Optionee should die after termination of employment, such termination being for a reason other than Disability, Retirement or involuntary termination for cause, but while the option is still exercisable, the option or associated Stock Appreciation Right, if any, may be exercised by the Beneficiary of the Optionee no later than one year from the date of termination of employment of the Optionee.

       c.     Under no circumstances may an option or Stock
              Appreciation Right be exercised by an Optionee or Beneficiary after the expiration of the term specified for the option.

2.5    Awarding of Restricted Stock

       a. The Committee shall from time to time in its absolute discretion select from among the eligible employees the Participants to whom awards of Restricted Stock shall be granted and the number of shares subject to such awards. Each award of Restricted Stock under the Plan shall be evidenced by an instrument delivered to the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan. The Restricted Stock subject to such award shall be registered in the name of the Participant and held in escrow by the Committee during the Restricted Period (as defined herein).

       b. Upon the award to a Participant of shares of Restricted Stock pursuant to Section 2.5(a), the Participant shall, subject to Subsection (c) of this Section 2.5, possess all incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

       c. Shares of Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for a period of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted (the "Restricted Period").
              The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate and any attempt to dispose of any such shares of Restricted Stock in contravention of such restrictions shall be null and void and without effect. In determining the Restricted
              Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.
              In no event shall the Restricted Period end with respect to awarded shares prior to the satisfaction by the Participant of any liability arising under
              Section 2.2(f).

       d. The restrictions described in Section 2.5(c) shall lapse upon the completion of the Restricted Period with respect to specific shares of Restricted Stock and the Participant's right to such shares shall vest on such date or, if earlier, on the date that the Participant's employment terminates on account of the death, Disability or Retirement of the Participant. The Company shall deliver to the Participant, or the Beneficiary of such Participant, if applicable, within 30 days of the termination of the Restricted Period, the number of shares of Stock that were awarded to the Participant as Restricted Stock and with respect to which the restrictions imposed under Section 2.5(c) have lapsed, less any stock returned to the Company to satisfy tax withholding pursuant to Section 2.2(f), if applicable.

       e. Except as provided in Sections 2.5(d) and (f), if the Participant's continuous employment with the Company or a Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

       f. The Committee shall have the authority (and the instrument evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded to an employee hereunder on such terms and conditions as the Committee may deem appropriate.

ARTICLE III - GENERAL PROVISIONS

3.1    Authority

       Appropriate officers of the Company designated by the Committee are authorized to execute and deliver written instruments evidencing awards hereunder, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2 Adjustments in the Event of Change in Common Stock of the Company

       In the event of any change in the Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price substantially below Fair Market Value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be obtained and sold under the Plan and the number and kind of shares subject to options in outstanding option instruments and the purchase price per share thereof and the number of shares of Restricted Stock awarded pursuant to
       Section 2.5(a) with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Any fractional shares resulting from such adjustments shall be eliminated. However, without the consent of the Optionee, no adjustment shall be made in the terms of an ISO which would disqualify it from treatment under Section 421(a) of the Code or would be considered a modification, extension or renewal of an option under
       Section 425(h) of the Code.

3.3    Rights of Employees

       The Plan and any option or award granted under the Plan shall not confer upon any Optionee or Participant any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or Subsidiary by which an Optionee or Participant is employed to terminate his employment at any time. The Company shall not be obligated to issue Stock pursuant to an option or an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. No Optionee shall have any rights as a shareholder with respect to any shares subject to option prior to the date of issuance to such Optionee of a certificate or certificates for such shares. Except as provided herein, no Participant shall have any rights as a shareholder with respect to any shares of Restricted Stock awarded to such Participant.

3.4    Amendment, Suspension and Discontinuance of the Plan

       The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without shareholder approval, take any of the following actions unless such actions fall within the provisions of Section 3.2 herein:

       a. increase the number of shares reserved for options pursuant to Section 1.5;

       b. alter in any way the class of persons eligible to participate in the Plan;

       c. permit the granting of any option at an option price less than that provided under Section 2.2(b) hereof; or

       d. extend the term of the Plan or the term during which any option may be granted or exercised.

       No amendment, suspension or discontinuance of the Plan shall impair an Optionee's rights under an option previously granted to an Optionee without the Optionee's consent.

3.5    Governing Law

       This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Connecticut.

3.6    Effective Date of the Plan

       The Plan as amended and restated shall be effective on April 18, 1995, subject to the requisite approval of shareholders. No option shall be granted pursuant to this Plan later than April 17, 2005, but options granted before such date may extend beyond it in accordance with their terms and the terms of the Plan.

                                           Exhibit 10(iii)

 THE HARTFORD STEAM BOILER INSPECTION
        AND INSURANCE COMPANY
       LONG-TERM INCENTIVE PLAN

1.     Purposes of Plan

       The purposes of this Plan are: (a) to provide an additional incentive for Senior Officers and other selected key employees to increase the earnings of the Company on a long-term basis; (b) to attract and retain in the employ of the Company and its subsidiaries persons of outstanding abilities; and (c) to more closely align the interests of the Senior Officers and other selected key employees with those of the shareholders of the Company.

2.     Definitions

       a. "Base Salary" shall mean the annual base salary of a Participant in effect as of the December 31 of the year immediately preceding the Performance Period for which a Performance Contingent Award is made, unless otherwise determined pursuant to
              Section 5(a) hereof.

       b. "Board" shall mean the Board of Directors of the Company.

       c. "Change in Control" shall mean an event described under Section 15 hereof.

       d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

       e. "Committee" shall mean the Human Resource Committee of the Board or any future committee of the Board performing similar functions.

       f.     "Company" shall mean The Hartford Steam Boiler
              Inspection and Insurance Company.

       g. "Disability" shall mean any condition which would entitle an employee of the Company to receive benefits under the Company's Long-Term Disability
              Plan.

       h. "Dividend Equivalent" shall mean an amount equal to the cash dividends that would have been paid with respect to an award of Performance Contingent Units paid hereunder if the award constituted Stock, duly issued and outstanding on the date on which a dividend is payable on the Stock.

       i. "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee in its sole discretion.

       j. "Participant" shall mean an employee of the Company to whom an award has been made under the Plan.

       k. "Performance Contingent Award" shall mean an award of Performance Contingent Units.

       l. "Performance Contingent Unit" shall mean the right to receive up to 100% of the value of shares of Stock, which value may be paid in cash or shares of Stock, which may be Restricted Stock, as determined by the Committee, contingent upon the achievement of Performance Goals established by the Committee.

       m. "Performance Goals" shall mean specific levels of one or more Performance Measures at a corporate and/or business unit level established in writing by the Committee for a particular Performance Period.

       n. "Performance Measures" shall mean any of the following:

              - Combined Ratio
              - Expense Ratio
              - Net Income Per Share
              - Return on Equity
              - Total Shareholder Return
              - Return on Assets
              - Revenues
              - Operating Margin
              - Increase in Book Value
              - Market Share

       o. "Performance Period" shall mean a three consecutive year period beginning each January 1st.

       p.     "Plan" shall mean the Long-Term Incentive Plan.

       q. "Restricted Stock" shall mean one or more shares of Stock issued in payment of a Performance Contingent Award and subject to the terms and conditions established by the Committee pursuant to Section 7.

       r. "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan.

       s.     "Stock" shall mean the Common Stock of the Company.

3.     Administration of the Plan

       The Plan shall be administered by the Committee as defined herein. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Such guidelines shall be consistent with the Plan and may include, but need not be limited to, the size and terms of awards to be made and the conditions for payment of such awards. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by a vote of a majority of the disinterested members of the Board of Directors.

4.     Stock Subject To the Plan

       Subject to the provisions of Section 9 of the Plan, the maximum number of shares which may be issued under the Plan shall be 150,000 shares of Stock.

5.     Eligibility

       a. All Senior Officers of the Company (presently defined as Chief Executive Officer, President, Executive Vice President, Senior Vice President, Corporate Secretary and Treasurer) other than any individual expressly excluded by the Committee, are eligible to participate in this Plan. An individual who is elected by the Board as a Senior Officer following the commencement of a Performance Period shall, unless otherwise determined by the Committee, be eligible for an award for such Performance Period(s) based on such individual's Base Salary in effect at the time of such election, and prorated for the number of full months within such Performance Period that such individual was a Senior Officer.

       b. The Committee, in its sole discretion, may designate from time to time certain other officers or key employees of the Company, its affiliates and subsidiaries who may participate in this Plan.

6.     Establishment of Performance Goals and Performance
       Contingent Awards

       a. Prior to or within ninety days (or such shorter period as is required under Section 162(m) of the
              Code) following the commencement of each Performance Period, the Committee shall establish in writing for each Participant, or all Participants as a group, specific Performance Goals based on one or more Performance Measures. For each Performance Goal an award schedule of Performance Contingent Units shall be established for minimum, target and maximum attainment of such goal. The actual Performance Contingent Award to be paid to a Participant at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. The Committee may designate that Performance Contingent Awards shall be credited with Dividend Equivalents during the Performance Period which shall be paid when and if such awards are paid.

       b. The maximum award of Performance Contingent Units for any Participant for a Performance Period cannot exceed 60% of such Participant's Base Salary divided by the Fair Market Value of the Stock on the first trading date of the Performance Period.

       c. After Performance Goals have been established, they shall not be modified in respect to the Performance
              Period to which they relate.

7.     Payment of Performance Contingent Awards and Dividend
       Equivalents

       a. Following the end of a Performance Period, the Committee shall ascertain and certify in writing whether and the degree to which the Performance Goals for such period have been met. A Participant shall be entitled to receive payment of an amount not exceeding the Fair Market Value of the maximum award of Performance Contingent Units established by the Committee pursuant to Section 6 hereof based upon the level of attainment of the Performance Goals determined by the Committee. The Committee shall have the authority to reduce the award of any Participant even if the Performance Goals attributable to such award have been met. The Committee shall have no authority hereunder to increase any award calculated under this Plan.

       b. As soon as practicable following certification by the Committee pursuant to Section 7(a), payment of awards to Participants shall be made. Payments shall be made in cash, shares of Stock or in shares of Restricted Stock as prescribed by the Committee and shall be subject to such other terms and conditions as the Committee shall establish.

       c. Any Restricted Stock issued in payment of a Performance Contingent Award may not be sold, transferred, or otherwise disposed of by the Participant, except by will or the laws of descent and distribution, for such period established by the Committee. The Committee shall have the authority to cancel all or any portion of any outstanding restrictions on such Restricted Stock prior to the expiration of such period on such terms and conditions as it may deem appropriate. During the restricted period the shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, and the Participant shall be entitled to vote such shares and receive any dividends with respect to such shares.

       d. Payment of any award of Dividend Equivalents shall be made at the same time as payment of the Performance Contingent Award to which it relates and shall be made in cash or shares of Stock as prescribed by the Committee.

       e.    The maximum aggregate dollar value of Performance
              Contingent Units and Dividend Equivalents which may be awarded to any Participant for any Performance
              Period shall not exceed $1 million.

8.     Election to Defer Payment

       a. A Participant may, with permission of the Committee elect to defer receipt of all or a specified part of any Performance Contingent Award and related Dividend Equivalents. Such an election shall be subject to such terms and conditions as are prescribed by the Committee. Deferral elections are irrevocable and must be made during the time period and in the manner prescribed by the Committee.

       b. The right of a Participant to receive any unpaid portion of any amount deferred hereunder shall be an unsecured claim against the general assets of the Company.

9. Adjustments in the Event of Change in Common Stock of the Company

       In the event of any change in the Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price substantially below Fair Market Value, or of any similar change affecting the Stock, the number of Performance Contingent Units awarded which have not been paid and the number of shares of Stock which may be awarded hereunder shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the awards and rights granted to, or available for Participants hereunder. Any fractional shares resulting from such adjustments shall be eliminated.

10.    No Right to an Award or Continued Employment

       a. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors will constitute the granting of an award hereunder. The granting of an award pursuant to the Plan will take place only when authorized by the Committee. No award and no rights of ownership thereunder will be transferable otherwise than pursuant to Section 12.

       b. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.    Rights on Termination of Employment

       a. If a Participant in this Plan shall terminate employment with the Company on account of Retirement or Disability or otherwise terminate employment with the written consent of the Company prior to the expiration of any Performance Period(s) in respect of which such Participant may be eligible for an award, or if a subsidiary at which a Participant is employed shall cease to be a subsidiary of the Company prior to the expiration of any Performance Period(s), the award(s) paid to such Participant shall be prorated according to the number of months of employment in each such Performance Period.

       b. A Participant whose employment terminates by dismissal with or without cause, or who voluntarily terminates employment without consent prior to the expiration of a Performance Period, shall lose any right to receive payment of such award.

       c. A Participant whose employment terminates within two years following the month within which a "Change in Control" (as defined herein) occurs and prior to the expiration of any Performance Period
              (i) by dismissal (other than dismissal on account of defalcation), or (ii) by voluntary termination of employment with or without consent of the Company, shall be entitled to receive an award prorated according to the number of full months of employment completed by the Participant in each such Performance Period.

       d. In no event shall an award or a portion thereof the payment of which has been deferred pursuant to
              Section 8 be subject to forfeiture.

12.    Death of a Participant

       a. A Participant may file with the Corporate Secretary of the Company a designation of a beneficiary or beneficiaries on a form to be provided by such Participant, which designation may be changed or revoked by the Participant's sole action, provided that the change or revocation is filed with the Corporate Secretary on a form provided by such Participant. In case of the death of the Participant, before or after termination of employment, any earned but unpaid portion of an award to which he or she is entitled and any deferred portions of a deceased Participant's award shall be delivered to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such Participant, shall be delivered to, or in accordance with the directions of, the executor or administrator of such Participant's estate.

       b. If a Participant shall die during a Performance Period, such Participant's beneficiary shall only be entitled to receive the award declared for the Performance Period ending in the year of the Participant's death.

13.    Tax Withholding

       The Company shall have the right to require
       Participants to remit to the Company an amount sufficient to satisfy any tax withholding requirements or to deduct from any payments made pursuant to the Plan amounts sufficient to satisfy tax withholding requirements.

14.    Termination and Modification

       a. The Committee may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan except that no modification of this Plan may be made which will adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

       b. No amendment to the Plan shall be made without shareholder approval if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m) of the Code and/or Rule 16b-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934.

15.    Change in Control

       In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto, and no transaction or series of transactions shall have the effect of reducing or canceling the award of a Participant that has been declared but not paid unless consented to in writing by such affected Participant. A "Change in Control" as referred to under this Plan shall be deemed to have occurred if:

       a. any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

       b. during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

       c. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities after such merger or consolidation or
              (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

       d. the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company assets.

16.    Unfunded Obligations; Trust Agreement

       a. The Company will pay from its general assets all awards to be made hereunder. However, the Company may in its discretion, establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

       b. Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Participant's favor and a Participant's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.

17.    Assignment and Alienation

       Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any Participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her beneficiary, spouse, children, other dependents or any of such individuals, in such manner and in such proportion as the Committee may deem proper.

18.    Effective Date and Termination of the Plan

       This Plan shall become effective as of January 1, 1994 subject to the approval of the shareholders at their annual meeting in 1995. Unless earlier terminated by the Committee subject to Section 14, the Plan shall terminate on December 31, 1998. No Performance Contingent Award shall be made pursuant to this Plan after the termination date, but awards made prior to its termination date may extend beyond that date.